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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of iStar Financial Inc. of our report dated February 20, 2004, except for Note 17, which is as of March 12, 2004 relating to the financial statements and financial statement schedules, which appears in iStar Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 2, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS